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                                                                    EXHIBIT 3.17

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                              MRI ASSOCIATES, L.P.

                              --------------------

       THE UNDERSIGNED, American Health Services Corp., a Delaware corporation qualified to do business in Indiana (the "General Partner") and Marilyn U. MacNiven-Young as the initial limited partner (the "Initial Limited Partner"), do hereby adopt the following Certificate of Limited Partnership.

       1. The name of the Limited Partnership is MRI Associates, L.P. (the "Limited Partnership").

       2.     THE ADDRESS of the office of the Limited Partnership is as
follows:                                                   APPROVED
                                                              AND
                                                             FILED
              300 West 61st Avenue                        FEB 04 1992
              Hobart, Indiana 46342                          [SIG]
                                                  SECRETARY OF STATE OF INDIANA

The Limited Partnership's agent for service of process required to be maintained by Indiana Code Section 23-16-2-3 is as follows:

              The Prentice Hall Corporation System, Inc.
              Circle Tower
              Indianapolis, Indiana 46204

       3. The name and business address of the General Partner is as follows:

              American Health Services Corp.
              4440 Von Karman, Suite 320
              Newport Beach, California 92660

       4. The latest date upon which the Limited Partnership is to dissolve is February 4, 2002.

       5. The Agreement of Limited Partnership of MRI Associates, L.P. is attached hereto and is incorporated herein by reference as if fully set forth.

       IN WITNESS WHEREOF, the undersigned have executed the foregoing Certificate of Limited Partnership as of this 4th day of February, 1992.


                                            GENERAL PARTNER:

                                            AMERICAN HEALTH SERVICES CORP.


                                            By: /s/ THOMAS V. CROAL
                                               ------------------------------
                                                   Thomas V. Croal
                                                   Vice President and
                                                   Chief Financial Officer



                                            INITIAL LIMITED PARTNER:


                                            By: /s/  MARILYN U. MacNIVEN-YOUNG
                                               ---------------------------------
                                                Marilyn U. MacNiven-Young